Exhibit 4.8

FORM OF FACE OF EXCHANGE NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

FORM OF NOTE

CIGNA CORPORATION
7.875% Notes due 2027

CUSIP: 125523 AX8
ISIN: US125523AX87

No. E-1	Principal Amount $[●]

CIGNA CORPORATION, a Delaware corporation (herein called the “Company”), which term includes any successor Person under the Indenture hereinafter referred to, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [●] Dollars ($[●]) upon presentation and surrender of this Security on May 15, 2027 and to pay interest thereon accruing from [•], or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 of each year, commencing on [•], and on the Maturity of this Security, (each an “Interest Payment Date”) at the rate of 7.875% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable on this Security on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full monthly period shall be computed on the basis of the actual number of calendar days elapsed in such a period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day (provided that if this Security is held by a securities depositary in book-entry form, the Regular Record Date for this Security will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid; provided, further, that interest payable at the relevant Maturity will be payable to the Persons to whom the principal of this Security is payable). If an Interest Payment Date is not a Business Day, then such Interest Payment Date shall be the next succeeding Business Day, and no further interest will accrue as a result of such delay. Any such interest not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office of the Trustee or the Paying Agent’s office maintained for that purpose in the Borough of Manhattan, City of New York, in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CIGNA CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated under, and referred to in, the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

REVERSE SIDE OF SECURITY

CIGNA CORPORATION
7.875% Notes due 2027

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 17, 2018 (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 3, dated as of October 11, 2019 (the “Supplemental Indenture” and, together with the Base Indenture and as may be further amended and supplemented, the “Indenture”), between the Company, as issuer, and U.S. Bank National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $259,483,000, subject to future issuances of additional Securities pursuant to Section 3.01 of the Base Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.

The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, or the right of the Holder of this Security, which is absolute and unconditional, to pay, or, in the case of the Holder of this Security, to receive payment of, the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or the Paying Agent’s office where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing; and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in fully registered form, without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for other Securities of this series, of a like tenor and aggregate principal amount but of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 9.06 or 11.07 of the Base Indenture not involving any transfer.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company, at the Company’s option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust with the Trustee, money, or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of (and premium, if any) or interest on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, or against any past, present or future stockholder, officer, director, employee, or agent, as such, of the Company or of any successor Person thereof, whether by virtue of any law, statute or constitutional provision, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of the Securities.

If and to the extent that any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Security to:

Insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably appoint                                             , as agent, to transfer this Security on the books of the Company.

The agent may substitute another to act for him.

Date:

Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee*:
*
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian